UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 17, 2008
(November 12, 2008)

TVI CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-10449	52-1085536
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7100 Holladay Tyler Road, Glenn Dale, MD 20769

(Address of Principal Executive Offices)

(301) 352-8800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                             Regulation FD Disclosure

As previously disclosed by TVI Corporation (the “Company”) in its press release dated  November 12, 2008, the Company is currently engaged in the evaluation of intangible assets, which may result in a non-cash charge for its third quarter ended September 30, 2008.  This evaluation of intangible assets relates to one or more events of default which may have occurred under the Amended and Restated Financing and Security Agreement, dated as of February 22, 2008 (the “Amended and Restated Financing and Security Agreement”), by and among the Company, Capa Manufacturing Corp., Safety Tech International, Inc. and Signature Special Event Services, Inc. (collectively, the “Borrowers”) and Branch Banking and Trust Company (the “Lender”), as amended by the First Amendment to Amended and Restated Financing and Security Agreement, dated as of July 3, 2008 (the “First Amendment”), by and among the Company and the other Borrowers and the Lender.  The Amended and Restated Financing and Security Agreement, as amended by the First Amendment, and the related instruments and other documents are referred to, collectively, in this report as the “Financing Agreement.”

Lender has confirmed to the Company that the obligations of the Company and the other Borrowers under the Financing Agreement have not been accelerated as a result of the aforementioned potential events of default.  The Company is engaged in active negotiations with the Lender regarding the entry into a forbearance agreement, or other arrangement, in an effort to resolve the matters regarding the potential events of default including, among other things, the Company’s anticipated default of the September 30, 2008 Funded Debt to EBITDA Ratio (as defined in Section 1.1 of the Amended and Restated Financing and Security Agreement) and September 30, 2008 Tangible Net Worth (as defined in Section 1.1 of the Amended and Restated Financing and Security Agreement) covenants of the Financing Agreement.  Although the Company is engaged in good faith negotiations with the Lender, there can be no assurance that these efforts will ultimately be successful.

In the event that the Company and the Lender do not to agree to any forbearance agreement, or other arrangement, the Lender may (assuming any such alleged events of default shall have occurred) declare an acceleration of the obligations of the Company and the other Borrowers under the Financing Agreement.  Further, the Company may be unable to successfully renegotiate, restructure or otherwise amend the terms of the Financing Agreement during the limited term of any forbearance agreement or other arrangement, or the terms on which the Financing Agreement might be so renegotiated, restructured or otherwise amended may be unfavorable to the Company.  The failure to successfully address any of the matters described herein could have a material adverse effect on the Company’s financial condition and results of operations.

Safe Harbor Statement

This report contains statements regarding the Company’s financing plans, objectives, expectations, intentions and other statements such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions which are “forward-looking statements” as defined under Section 21E of the Securities Exchange Act of 1934.  These statements are based on the current assumptions and expectations of the

Company’s management and are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those discussed in the forward-looking statements, including, but not limited to, the results of continued negotiations with the Company’s Lender, the actions that may be taken by the Lender and the Company’s other creditors, and the satisfactory resolution of the matters relating to any potential events of default under the Financing Agreement.  These statements are subject to significant risks and uncertainties, including those risk factors detailed in the reports and other documents the Company has on file with the SEC, including, but not limited to, the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2008.  The “forward-looking statements” included in this report are made only as of the date on which this report is filed with the SEC, and the Company undertakes no obligation to update the information contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TVI Corporation

November 17, 2008	By:	/s/ SHERRI S. VOELKEL
Sherri S. Voelkel
Senior Vice President
and Chief Financial Officer